Exhibit 99.2
                                                                    ------------



                               NOS. 02-5132, -5137
             UNITED STATES COURT OF APPEALS FOR THE FEDERAL CIRCUIT
                          -----------------------------
                         BANK UNITED, BANK UNITED CORP.,
                           AND HYPERION PARTNERS L.P.,

                                       PLAINTIFFS-APPELLANTS,
                                       v.
                                  UNITED STATES
                                       DEFENDANT-CROSS APPELLANT.
                          -----------------------------

             APPEALS FROM THE UNITED STATES COURT OF FEDERAL CLAIMS
                                  IN 95-CV-473,
                              JUDGE JAMES T. TURNER
                          -----------------------------
                             APPELLANTS' REPLY BRIEF
                          -----------------------------

OF COUNSEL:                                           Walter B. Stuart IV
John D. Taurman                                       VINSON & ELKINS L.L.P
VINSON & ELKINS L.L.P.                                1001 Fannin, Suite 2300
1455 Pennsylvania Avenue, N.W.                        Houston, Texas  77002-6760
Suite 600                                             (713) 758-1086
Washington, DC  20004-10008                           (713) 615-5889
(202) 639-6650
(202) 879-8850
                                                      COUNSEOL OF RECORD FOR
                                                      APPELLANTS
David T. Hedges, Jr.
Michael C. Holmes
VINSON & ELKINS L.L.P.
1001 Fannin, Suite 2300
Houston, Texas  77002-6760
(713) 758-2676
(713) 615-5291

November 12, 2002

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

COUNTER-STATEMENT OF CROSS-APPEAL ISSUES.......................................1
----------------------------------------

ARGUMENT.......................................................................1
--------
         I.       THE TRIAL COURT CORRECTLY INTERPRETED THE
                  -----------------------------------------
         -        CAPITAL PLAN FORBEARANCE.....................................1
                  -------------------------

         II.      THE TRIAL COURT MISAPPLIED THE LAW OF CONTRACT
         --       ----------------------------------------------
                  DAMAGES IN DETERMINING THE COSTS INCURRED TO
                  --------------------------------------------
                  MITIGATE, OR "COVER," THE GOVERNMENT'S BREACH................9
                  ---------------------------------------------

                  A. THE COSTS OF PLAINTIFFS' CAPITAL ADDITIONS ARE
                  -  ----------------------------------------------
                     RECOVERABLE..............................................11
                     -----------

                           1. PLAINTIFF-OWNERS' CAPITAL INFUSIONS OF
                           -  --------------------------------------
                              $35,338,988.....................................11
                              -----------

                           2. THE VALUE OF PLAINTIFF-OWNERS' CAPITAL INFUSIONS
                           -  ------------------------------------------------
                              IN ALTERNATIVE INVESTMENTS......................14
                              --------------------------

                           3. BANK UNITED'S DIVIDEND PAYMENTS.................16
                           -  -------------------------------

                  B. THE TRIAL COURT MADE NO "FINDING" ADOPTING THE
                  -  ----------------------------------------------
                     GOVERNMENT'S "ECONOMICS AND FINANCE" THEORY THAT WOULD
                     ------------------------------------------------------
                     LIMIT PLAINTIFFS' RECOVERABLE COSTS TO TRANSACTION COSTS.20
                     --------------------------------------------------------

         III.     THE TRIAL COURT INCORRECTLY DENIED LOST PROFITS.............23
         ---      -----------------------------------------------

                  A. BANK UNITED WOULD HAVE GROWN MORE ABSENT
                  -  ----------------------------------------
                     THE BREACH...............................................23
                     ----------

                  B. PLAINTIFFS' LOST PROFITS EVIDENCE MET THIS COURT'S
                  -  --------------------------------------------------
                     TESTS....................................................26
                     -----

                  C. PLAINTIFFS DID NOT FAIL A DUTY TO MITIGATE THEIR LOST
                     -----------------------------------------------------
                     PROFITS..................................................28
                     -------

         IV.      PLAINTIFFS' COST-OF-SUBSTITUTE-CAPITAL MODEL IS VALID.......29
         --       -----------------------------------------------------

CONCLUSION....................................................................29
----------

CERTIFICATE OF SERVICE........................................................31
----------------------

CERTIFICATE OF COMPLIANCE.....................................................31
-------------------------

                              TABLE OF AUTHORITIES

                                      CASES

Ajinomoto Co. v. Archer-Daniels-Midland Co.,
     228 F.3d 1338 (Fed. Cir. 2000)...........................................11

Alvin, Ltd. v. United States Postal Service,
     816 F.2d 1562 (Fed. Cir. 1987)............................................9

Argus, Inc. v. Eastman Kodak Co.,
     801 F.2d 38 (2d Cir. 1986)...............................................25

California Federal Bank, FSB v. United States,
     43 Fed. Cl. 445 (1999), aff'd in part,
     vacated in part, 245 F.3d 1342 (Fed. Cir. 2001),
     cert. denied, 122 S. Ct. 920 (2002)......................................21

Central States v. Neiman, 285 F.3d 587 (7th Cir. 2002)........................24

Cives Corp. v. Callier Steel Pipe & Tube, Inc.,
     482 A.2d 852 (Me. 1984)..................................................12

Cole Energy Development Co. v. Ingersoll-Rand Co.,
     913 F.2d 1194 (7th Cir. 1990)............................................16

Energy Capital Corp. v. United States,
     302 F.3d 1314 (Fed. Cir. 2002)...................................16, 22, 29

Fishman v. Estate of Wirtz,
     807 F.2d 520 (7th Cir. 1986).............................................15

Library of Congress v. Shaw,
     478 U.S. 310 (1986)......................................................16

Massachusetts Bay Transportation Auth. v. United States,
     129 F.3d 1226 (Fed. Cir. 1997)............................................6

Max Drill, Inc. v. United States,
     427 F.2d 1233 (Ct. Cl. 1970)..............................................9

                              SECONDARY AUTHORITIES

RESTATEMENT (SECOND) OF CONTRACTS ss.347(c) (1981)............................23

                    COUNTER-STATEMENT OF CROSS-APPEAL ISSUES

        1. Did the trial court correctly interpret the Capital Plan forbearance to allow Bank United to operate under the Plan's modified capital requirements after the subdebt issued in May 1989? (Pages 1-9, infra)
        2. Is the trial court's finding that Bank United's preferred stock sale in December 1992 was a mitigating transaction clearly erroneous?
(Pages 16-18, infra)

                                    ARGUMENT

I. THE TRIAL COURT CORRECTLY INTERPRETED THE CAPITAL PLAN FORBEARANCE.

         As a condition to acquiring Old United, Plaintiffs required that the Government grant regulatory forbearances relaxing the application of FSLIC regulations to the new thrift, Bank United. A4000502-04, 532-33. The forbearances were negotiated in December 1988, and the agreed fifteen forbearances were set forth in a letter to Hyperion Partners L.P. A4000682. The trial court held that the Government breached the first and most important forbearance (the "Capital Plan forbearance") by imposing new, more restrictive capital requirements pursuant to FIRREA. A0000038. The court's correct reading of the forbearance should be upheld.

         The Capital Plan forbearance specifies five events arising from the acquisition1 that would not count against Bank United's compliance with FSLIC's minimum capital regulations for ten years, provided that Bank United complied with a negotiated minimum capital requirement. The key to the negotiated capital regime was a "Capital Plan," which set capital "floors" beginning at 1.5 percent of liabilities, increasing to 2 percent of liabilities when Bank United issued subordinated debt ("subdebt"), and then increasing annually by .5 percent "at the end of years two through ten." A4000682-83. The Plan's stair-stepping floors governed Bank United's capital requirement until the floors exceeded the "fully phased-in regulatory capital requirement" in FSLIC's regulations, which would then govern. Id. Because FSLIC's regulations required at least a 3 percent capital level, and the "fully phased-in" requirement was 6 percent, A5001271-75, 1292, the Capital Plan allowed Bank United to operate under less stringent capital requirements, creating greater leverage capacity. BUBr10-13. Significantly, the annual .5 percent increases in the Capital Plan's floors would reach 6 percent in 1998, the last year of the ten-year forbearance period.

---------------------
1 The five events, in general terms, were operating losses on acquired assets, capital losses on acquired assets, assumption of the acquired thrift's liabilities, increases in the "contingency component" (a special capital requirement related to risky assets), and assumption of the acquired thrift's regulatory capital deficiency. A4000682, A5001292

         The trial court held that this forbearance established an ongoing "modified capital requirement, which plaintiffs bargained for and which plaintiffs could not rely upon" after the Government's breach legislated new capital rules. A0000042. In particular, the court noted that the forbearance was immediately triggered by one of the five events specified in the forbearance, Bank United's "assumption of the liabilities of the Acquired Institution as of the Effective Date." Id.; A4000682. On the "Effective Date," defined as "the date of consummation of the acquisition" (A4000682), Bank United assumed almost $5,000,000,000 of Old United's liabilities. A4001045. Accordingly, under the forbearance, after the acquisition Bank United was allowed to "continue leveraging notwithstanding the assumption of liabilities" so long as the bank complied with the Capital Plan. A0000042.2
         The terms of the forbearance letter demonstrate that the Capital Plan forbearance established a modified capital requirement supplanting FSLIC's regulations for ten years. In addition to establishing a ten-year plan superseding FSLIC's minimum capital regulations, the parties agreed to use the Capital Plan floors to regulate Bank United's payment of dividends for ten years, although the forbearance allowed the bank to lever down only to the Capital Plan's floor plus a

----------------
2 At trial, the court heard testimony on the purpose of the forbearance (e.g. A1000718-20 (Shay), 2014-20 (S. Ranieri), 3968-76 (Sjogren)) and rejected the Government's argument on that evidence that lost profits from lost leverage capacity were not foreseeable. A000055. See also nn.8&22 infra.

..5 percent  cushion.  A4000683.  This part of the Capital  Plan  forbearance  is
incorporated  into  the  parties'  Regulatory  Capital   Maintenance   Agreement
("RCMA"), which defines "Capital Plan Level" as "[t]he level at which the Acquiring Association [Bank United] is required to maintain its Regulatory Capital pursuant to paragraph one of the forbearance letter." A5001573. The parties also agreed that compliance with the Capital Plan's floors would be required for the third forbearance, which "[f]or a period of ten years" allowed Bank United to engage in activities that were otherwise permitted only if the bank were in compliance with FSLIC's minimum capital regulations. A4000683-85.

        The Government's challenge to the trial court's interpretation of the forbearance is unpersuasive. Endeavoring to create a conflict where none exists, the Government argues that the court's reliance on the forbearance's assumption-of-liabilities provision renders the other four "operative" provisions "meaningless" and "irrelevant." USBr16, 19, 23. But the five events listed in the forbearance are alternatives, connected by the word "or," so there is nothing inconsistent about the court's reliance on only one as "operative" in this case. If any or all of the other listed alternatives never became "operative," that would not make them meaningless.3

----------------
3 The Government wrongly claims that the assumption-of-liabilities provision granted only "prospective" protection against "subsequent[]" events (USBr23). By

         In place of the trial court's interpretation, the Government offers an unreasonable reading of the Capital Plan forbearance. Under the Government's interpretation, the Capital Plan is not a "plan" at all, but a stop-gap measure intended to tide Bank United over until it issued the subdebt in May 1989. USBr19-21.
         The Government's interpretation cannot coexist with the express terms of the parties' agreement. The parties agreed that Bank United would issue $110,000,000 of subdebt within 180 days of the acquisition. A4000716. According to the Government, the subdebt would bring Bank United's regulatory capital to $200,000,000, thereby complying with FSLIC'S minimum capital regulations and deactivating the Capital Plan. It is utterly implausible that the parties would have negotiated a special ten-year capital standard and then agreed, as the Government would have it, that the standard would discontinue in 180 days. Indeed, the Capital Plan specifically addresses the event the Government says deactivated the forbearance -- the subdebt issuance -- but the parties expressly agreed that event would increase the floor to 2 percent, not make the floor inapplicable.4

------------------
its terms, the assumption-of-liabilities provision was triggered "as of the Effective Date," meaning "the date of consummation of the acquisition." A4000682.

4 Contrary to the Government's claims, the terms of the agreements do not provide that Plaintiffs agreed "to bring Bank United into compliance with

         Similarly, the Government's interpretation is at war with the portion of the Capital Plan forbearance governing dividends. After the subdebt issuance, the dividend forbearance allowed Bank United to take capital out of the thrift by paying dividends so long as after the dividend the bank's capital level was at least 2.5 percent (".50% above the Capital Plan"). However, if the Government were correct, that issuance would deactivate the Capital Plan, creating a conflict between the rules governing dividend payments and the applicable capital requirement. This inconsistency is no small matter; it is inconceivable that the Government intended to give Bank United the right to pay dividends that would drive Bank United's capital below the minimum requirement. There is no other way to read the language of the dividend forbearance (confirmed in the RCMA, A5001577), and no way to reconcile that language with the Government's interpretation.
         A contractual interpretation that creates inexplicable contradictions in the parties' agreement is unreasonable and cannot be accepted. See Massachusetts Bay Transportation Auth. v. United States, 129 F.3d 1226, 1231 (Fed. Cir. 1997) ("a fundamental rule of contract interpretation" requires that a contract be read in a way that "avoids conflict" among its provisions).

------------------
prevailing requirements" (USBr4) (or "to fully capitalize the thrift," USBr22) when the subdebt issued. In short, to bolster its unfounded argument that the parties agreed to deactivate the Capital Plan when the subdebt issued, the Government has invented out of whole cloth an agreement by Plaintiffs to achieve compliance with the capital regulations within 180 days of the acquisition.

         Moreover, the Government's interpretation creates an unworkable capital requirement. If the parties had intended that the Capital Plan could be de-triggered and re-triggered, they would have established ongoing reporting and implementation found in other forbearances, but not the Capital Plan forbearance. And because no language supports or explains the invention, it is impossible to know how the Government's deactivation contrivance would work. For example, could Plaintiffs reactivate the Capital Plan by undertaking new borrowing that, solely because of the amount of assumed liabilities, pushes the total of new and assumed liabilities above the regulation's limit?
         The Government's interpretation is also inconsistent with the negotiation history and course of performance of the Capital Plan forbearance. In requesting regulatory forbearances, Plaintiffs sought "to insure that the operations of [Bank United] are not adversely affected by reason of the ... magnitude of the ... liabilities being acquired," A4001205, and specifically noted that the forbearance from the minimum capital regulations would afford Bank United "flexibility" to work out any acquired problems, A4001210.5 The Government's recommendation

--------------
5 The Government suggests that to the extent the Capital Plan's purpose can be linked to concerns about capital problems that might arise from acquired assets and liabilities, it follows that the Capital Plan must be rendered inoperative if Bank United's capital level later exceeded what the regulations required. This reasoning is flawed. Even though the Capital Plan forbearance was prompted in part by the need to give the new thrift time to sort out acquired problems, the forbearance to approve the request stated that the forbearance would be "discontinued" if Bank United failed to meet the Capital Plan's floors before or after the subdebt was sold. A5000721; see also A4000145-47. None of these documents supports the Government's interpretation that the Capital Plan floors ceased to be the applicable capital requirement when the subdebt issued in May 1989.6

        Course-of-performance evidence also contradicts the Government's interpretation. Bank United reported its capital compliance quarterly in mandatory Thrift Financial Reports ("TFRs"). In its pre-breach TFRs, Bank United measured its compliance against the Capital Plan's floors, including the $75,283,000 minimum capital requirement reported in the June 30, 1989 TFR, after issuance of the subdebt.7 Moreover, in September 1989 the Government confirmed that the $75,283,000 minimum requirement as of June 30, 1989 was correct based on the Capital Plan, even though as of June 30 Bank United also met the minimum requirement under FSLIC's regulations ($193,953,000). A4001644.

---------------
achieved that end, in part, by establishing a multi-year period during which less stringent capital requirements (the Capital Plan) would be in force.

6 The Government's argument that Plaintiffs are seeking a "waiver" rejected during negotiations (USBr5-6, 24) is wrong. Plaintiffs rely on the forbearance as written and agreed to by the parties.

7 Bank United reported its minimum capital requirement on 12/31/88 as $73,863,000 (1.5 percent of total liabilities of $4,924,202,000), on 3/31/89 as
$57,971,000 (1.5 percent of total liabilities of $3,864,700,000), and on 6/30/89 as

        As this Court has held, "[t]he interpretation placed by the parties upon a contract during its performance is demonstrative of their intention" and is "deemed by the courts to be of great, if not controlling weight." See Max Drill, Inc. v. United States, 427 F.2d 1233, 1240 (Ct. Cl. 1970); Alvin, Ltd. v. United States Postal Service, 816 F.2d 1562, 1566 (Fed. Cir. 1987) ("`how the parties act under the arrangement, before the advent of controversy, is often more revealing than the dry language of the written agreement by itself'"). No contemporaneous evidence supports the Government's "recently articulated" (A0000042) interpretation of the Capital Plan forbearance as deactivating the Capital Plan floors upon issuance of the subdebt.8

II. THE TRIAL COURT MISAPPLIED THE LAW OF CONTRACT DAMAGES IN DETERMINING THE COSTS INCURRED TO MITIGATE, OR "COVER,"
         THE GOVERNMENT'S BREACH.

         Plaintiffs' opening brief demonstrates the fundamental legal error underlying the trial court's award of only $3,942,500 in commissions and expenses as the

---------------
$75,283,000  (2 percent of total  liabilities of  $3,764,165,000).  A4001050-51,
A4001635-36, A4001062-63.

8 The Government's argument that Plaintiffs were not damaged by the FIRREA breach (USBr20, 24) assumes that its unreasonable interpretation is correct, so the argument adds nothing. Under the trial court's correct reading, Plaintiffs were harmed by the loss of the leverage capacity afforded by the Capital Plan's floors, a harm that occurred whether or not Bank United violated FIRREA's higher capital requirements. The trial court's damages opinion confirms the harm imposed by the breach. A0000049-51, 55-56.

recoverable cost of adding $120,838,988 of regulatory capital to Bank United to mitigate, or "cover," the Government's breach. BUBr29-30, 32-45.
         Under the expectancy standard, Plaintiffs are entitled to be placed "in as good a position as [they] would have been in had the contract been performed." BUBr32. Here, if the contract had been performed, Bank United would have enjoyed the promised leverage capacity taken away by the breach.9 Because the contract was not performed, capital additions were necessary to restore leverage capacity, so Plaintiff-owners could not retain their capital for investment elsewhere, and Bank United incurred the expense of preferred stock dividends. Accordingly, to place Plaintiffs in their rightful non-breach position, the trial court should have "made up the difference" by granting recovery of the capital Plaintiff-owners paid into Bank United, the returns available on that capital in alternative investments, and the dividends Bank United paid on the preferred stock. BUBr34-35, 41, 44-45.
         The Government's first line of defense is to invoke inapplicable standards of review. The issues Plaintiffs raise are not "whether, as a matter of fact, the trial court correctly calculated [the] costs." USBr49. Plaintiffs assert legal, not

----------------
9 The Capital Plan effectively provided a form of capital similar to supervisory goodwill. At a 2 percent capital requirement, $1,000 of capital may support $50,000 in liabilities, while $1,500 of capital would be required to support that amount of liabilities at 3 percent. The lower capital requirement creates an additional $500 of cost-free constructive regulatory capital.

computational, error, and the Government's repeated mischaracterizations of the trial court's erroneous rulings as "findings" (USBr18, 50, 58, 63) thus do not properly invoke the clearly erroneous standard. Similarly, the Government miscites Ajinomoto Co. v. Archer-Daniels-Midland Co., 228 F.3d 1338 (Fed. Cir.
2000), as supporting an abuse-of-discretion standard for the trial court's denial on the merits of Plaintiffs' post-trial motion to recover their costs. USBr2-3, 18-19. As this Court made clear, review is "plenary" when the denial of a post-trial motion is based on "an error of law." 228 F.3d at 1350.

A.       THE COSTS OF PLAINTIFFS' CAPITAL ADDITIONS ARE RECOVERABLE.

         1.       PLAINTIFF-OWNERS' CAPITAL INFUSIONS OF $35,338,988

         First, the Government argues that the capital payments cannot be recovered because they increased the value of Bank United. USBr50-52, 57. But the increase in value arises from restoration of the expectancy (i.e., promised leverage capacity) destroyed by the breach, to which Plaintiffs were contractually entitled without the need to pay in more capital. BUBr41-42.10
         Second, the Government cannot explain why a plaintiff forced to add more capital to its business in order to restore a contractual expectancy cannot recover

-----------------
10 The relevant comparison is not whether Plaintiffs were "better off" after the capital infusions than they were before the infusions (USBr51-52), but the difference between Plaintiffs' position "had the contract been performed" and their position after the mitigation, which partially restored what the Government's performance would have provided, but at added cost to Plaintiffs.

the capital as expectancy damages. That the additional outlay is an investment (USBr50-51) is immaterial. BUBr35-36.11 Nor can it matter that the outlay did not go to a third party (USBr51, 53). See Cives Corp. v. Callier Steel Pipe & Tube, Inc., 482 A.2d 852, 858 (Me. 1984) (buyer who covers by manufacturing, rather than buying, substitute goods is entitled to recover its costs). A contrary rule would imply that a plaintiff's own resources can be drained by a breach at no cost to the breaching party. In the end, the Government's logic sees no difference between an honored contract that requires no added capital and a breached contract that requires $35,338,988 in added capital to restore what the breach destroyed.12 This logic is no more valid than an argument that an owner who must spend more on his property to complete a contractor's deficient performance cannot be harmed because his mitigation has increased the value of his own property. BUBr36.

-----------------
11 The Government distorts the trial court's opinion as stating that the $35,338,988 was an investment "that Bank United `still ha[s] or transferred' to plaintiff-owners" through dividends. USBr50 & n.11 (emphasis added). The court's opinion, without the Government's alteration and misquotation, refers to the $35,338,988 as "an investment Plaintiffs still have or have transferred" (A0000077) (emphasis added), apparently referring to Bank United Corp.'s IPO. BUBr22.

12 The Government's suggestion that the cost of adding more capital to Bank United might be "clearly disproportionate" to the benefit of the leverage capacity restored (USBr54 n.12) is refuted by the trial court's finding that the infusions made it possible for Bank United to pursue "profitable" retail opportunities or to avoid falling out of capital compliance. A0000061, 63. The argument is also inconsistent with the Government's contention that the paid-in capital increased the value of Bank United by the amount of the capital.

         Third, the payment of $35,338,988 of cash into Bank United as regulatory capital had two distinct effects: as regulatory capital, it restored leverage capacity, and, as cash, it provided funds to buy assets or pay down liabilities. BUBr37-38.13 The Government repeatedly blurs the distinction between those two effects,14 USBr50, 52, 57, implying that Plaintiff-owners paid $35,338,988 of equity capital into Bank United so Bank United would have $35,338,988 more cash. That implication is wrong: the trial court found that the infusions were made to enhance Bank United's capital position in order to support growth or avoid noncompliance with post-breach capital requirements. A0000063. A thrift that needs cash does not need to seek new capital; it may borrow and pay the prevailing cost of borrowed funds. BUBr10. Similarly, the return on the $35,338,988 as capital derives from the spread on the added borrowing and investing allowed as a result of the restoration of leverage capacity, not merely the return on the $35,338,988 as cash. The incidental returns on the $35,338,988 as cash (as distinct from

-----------------
13 The Government is wrong to suggest that the capital infusions provided Bank United "$35.3 million more in earning assets and its borrowing costs were reduced" (USBr54) (emphasis added). While the cash could be used for either purpose, the total asset increase and liability reduction could not exceed $35,338,988.

14 The Government's confusion is apparent in its absurd contention that Plaintiffs argue "Bank United had no use for the $35.3 million or the leverage capacity it provided." USBr59 (emphasis added). Plaintiffs argue, and the court below found, that Plaintiff-owners paid $35,338,988 into Bank United precisely to restore leverage capacity destroyed by the Government's breach.

leveragable capital) are legally irrelevant to Plaintiffs' recoverable costs. BUBr37-39.15

        2. THE VALUE OF PLAINTIFF-OWNERS' CAPITAL INFUSIONS IN ALTERNATIVE INVESTMENTS

        As noted above, one of the differences between Plaintiff-owners' position "had the contract been performed" and their actual position after the capital additions was the unavailability of the $35,338,988 for other uses. Because of the Government's breach, that capital had to be committed to Bank United to help restore the lost leverage capacity. Absent the breach, that capital would have been available to produce value in alternative use. BUBr41.16
         Awarding that value is not a "double recovery" (USBr62) because the return earned in Bank United as a result of the additions (i.e., the returns from use of the restored leverage capacity) was one to which Plaintiffs were contractually entitled.

-----------------
15 Contrary to the Government's suggestion (USBr55-56), Plaintiffs' point is that having to add capital to support the growth Bank United achieved is inferior to achieving the same growth without having to add capital, as the abrogated Capital Plan would have permitted. Whether, but for the Government's breach, Bank United would have grown more than it actually did is irrelevant to this issue.

16 Obviously, having to pay more capital into Bank United to restore lost leverage capacity "precluded" (USBr59-60) Plaintiff-owners from using that capital elsewhere.

Because Plaintiff-owners were entitled to that return, they should be compensated for the loss they incurred to regain what was rightfully theirs. BUBr41-42.17

        Contrary to the Government's claim (USBr61-62), Fishman v. Estate of Wirtz, 807 F.2d 520 (7th Cir. 1986), demonstrates the relevance of "opportunity costs" to damages. In Fishman, the defendant's wrongful conduct freed up equity capital that the plaintiffs otherwise would have invested in a business, and the Seventh Circuit held that the value of that benefit must be deducted from the plaintiffs' recovery. See id. at 556-57. Conversely, here the Government's breach required additional equity investments, but the opportunity-cost principle recognized in Fishman -- that "for every use of one's resources there is an alternative use, with its own return, foregone," id. at 556 -- fully applies, supporting the converse result: an increased recovery. In short, the opportunity cost principle must apply both ways, not only for defendants.
         Fishman is also instructive on how opportunity costs are measured. The Seventh Circuit did not decline to reduce the plaintiffs' recovery because of the inherent uncertainty about what specific investments the plaintiffs might have

----------------
17 Contrary to the Government's confusing assertion (USBr59), Plaintiffs do not contend that "the actual return of the bank" after the breach would have been the same "without the infusions." Plaintiffs contend that, under the trial court's analysis, the returns of the bank absent the breach (and therefore without the infusions necessitated by the breach) would have been the same as the actual returns of the bank after the breach and with the infusions, demonstrating that the infusions merely generated a return in Bank United that the breach took away.

pursued with their freed-up capital (cf. USBr60-61). Instead, the court of appeals fashioned a pragmatic approach using real-world benchmarks. See 807 F.2d at 558-59. Courts take a similar benchmark approach in setting discount rates for computing damages, which also depend on the "opportunity cost of capital." See Energy Capital Corp. v. United States, 302 F.3d 1314, 1331-34 (Fed. Cir.
2002) ("Energy Capital"); A1003298-99 (Myers). In this case, the evidence established 20 percent as the appropriate opportunity cost of capital. BUBr42-43.
         The Government cites no authority for its cursory argument that Plaintiff-owners' loss constitutes "disguised pre-judgment interest" (USBr62-63). Plaintiff-owners do not claim that the Government failed to pay a debt on time and so owes interest. See, e.g., Library of Congress v. Shaw, 478 U.S. 310 (1986). Plaintiff-owners' lost returns are themselves damages, not interest on damages, because they represent investment value lost as a result of the Government's breach. Cole Energy Development Co. v. Ingersoll-Rand Co., 913 F.2d 1194, 1202-03 (7th Cir. 1990).

        3.      BANK UNITED'S DIVIDEND PAYMENTS

                A. THE TRIAL COURT CORRECTLY FOUND THAT THE 1992 PREFERRED STOCK
                   ISSUANCE WAS A MITIGATING TRANSACTION.

         As the Government concedes (USBr10 n.3), the trial court "found" that Bank United's issuance of $85,500,000 of preferred stock in December 1992 constituted "mitigation of the lost leverage capacity caused by FIRREA." A0000066. The Government fails to acknowledge, however, that this finding is reversible only for clear error. BUBr31. The trial court declined to reverse its finding in response to the Government's post-trial request (A0000119-22), and this Court should not disturb it.
         The Government attacks the trial court's finding by creating a strawman.18 The trial court did not rule that the preferred stock mitigated "two days" of lost leverage capacity (USBr46-47), any more than the court found that Plaintiff-owners' December 1991 capital infusion mitigated one year of lost leverage capacity. Rather, the court focused on mitigation that, in the court's view, enabled Plaintiffs to pursue their long-term strategy and plans for Bank United. A0000059-62.19 The court concluded that all of the mitigating transactions it found, totaling

-------------------
18 The Government's assertion that Plaintiffs never claimed the preferred stock issuance was a mitigating transaction (USBr48) is irrelevant. Plaintiffs did not claim at trial that any post-breach capital additions constituted mitigation. (The Government, on the other hand, argued in its Post-Trial Brief (p.40) that if the court found the preferred stock served to mitigate the breach, Plaintiffs should recover commissions and expenses.) Only after the trial court rejected lost profits, found instead that the post-breach capital additions constituted mitigation, and ruled that Plaintiffs were entitled to recover the cost of the additions, did Plaintiffs have reason to seek, based on the court's holding, the full costs of the mitigation found by the court. BUBr26 n.4, 30, 37-38.

19 Notwithstanding the Government's selective quote from the preferred stock Offering Circular, the evidence supports the trial court's conclusion that the preferred stock was intended to repair lost leverage capacity. The Government quotes the Circular's statement that the preferred stock was issued "for general

$120,838,988 -- not only the $35,338,988 added by Plaintiff-owners -- were necessary to that end. For the same reason, the Government's suggestion (USBr14, 47) that Bank United "recovered from any possible adverse effect of the breach" by the end of December 1992 is baseless.20 By its nature, the loss of leverage capacity caused by the breach had continuing, long-term effects on Bank United that did not disappear on December 31, 1992.

        The trial court's mitigation finding concerning the preferred stock is intertwined with its more general finding that Plaintiffs mitigated by adding capital to Bank United to pursue "profitable opportunities" in the post-breach environment. A0000061, 63. The Government repeatedly invokes that general finding (USBr9, 17, 27-29), but asks this Court to excise one of the mitigating transactions in order to significantly reduce Plaintiffs' recovery. The Government cannot have it both ways.

        b.       BANK UNITED'S DIVIDEND PAYMENTS ARE RECOVERABLE.

         The trial court denied recovery of Bank United's dividend payments because, absent the breach, Bank United "would have to borrow and thus incur

-------------------
corporate purposes" and omits the remainder of the sentence: "and will increase the Bank's total capital to support further growth, which may include growth through acquisitions." A4000006.

20 The Government's assertion that "the court found" that "any adverse effect [of the breach] during 1992 was insignificant and immaterial" (USBr47) (emphasis in original) is wrong. No such finding exists.

interest expense" to use the promised leverage capacity and, therefore, "any dividends paid on the preferred stock are analogous to interest which the bank would have incurred had it instead been able to use its preFIRREA borrowing capacity." A000076-77. Equating the cost of borrowing $85,500,000 absent the breach and the cost of acquiring $85,500,000 in substitute capital after the breach, and using the former to offset the latter, is error.21 BUBr45.
         Declining to defend the trial court's actual rationale, the Government rewrites the court's opinion and defends it as if the court had adopted the Government's "transaction cost" theory. USBr63. The court did no such thing, and in any event the theory is wrong as a matter of law. See pp. 20-23 infra.

----------------
21 The Government attempts to create controversy about the borrowing costs saved as a result of the cash proceeds of the preferred stock sale. USBr65 n.15. The preferred stock Offering Circular states that the cash proceeds of the sale "will initially be used to pay off non-deposit interest bearing liabilities such as advances from FHLB of Dallas." A4000006. In late 1992, the cost of FHLB advances was 5.25 percent (A4000022, 125), far below the dividend rate of 10.12 percent, demonstrating that the preferred stock was not issued because Bank United wanted or needed cash (as distinct from restored leverage capacity for profitable growth). The Government's reliance on "the bank's long-term senior notes" (USBr65 n.15) is wrong (the senior notes were issued by Bank United Corp., not Bank United) and irrelevant (the proceeds of the preferred stock were not and could not be used to pay off the senior notes).

        B. THE TRIAL COURT MADE NO "FINDING" ADOPTING THE GOVERNMENT'S "ECONOMICS AND FINANCE" THEORY THAT WOULD LIMIT PLAINTIFFS' RECOVERABLE COSTS TO TRANSACTION COSTS.

         As a further shield for the legal errors committed below, the Government strives to create a "finding" by the trial court adopting the testimony of the Government's expert witness, Merton Miller, that according to "economics and finance literature" the cost of raising capital is limited to transaction costs. USBr43-44, 63-64; see also id. 2-3, 15, 18, 49-50. See A1004240-42, 4277-82 (Miller).
         No such finding exists. The trial court's opinion contains no reference to "economics and finance literature" or to Merton Miller's transaction-cost theory. Indeed, Professor Miller is not even mentioned.
         More importantly, the trial court's decision rejects basic elements of Professor Miller's transaction-cost theory. Despite Professor Miller's testimony that the cost of mitigating the subdebt breach should include only transaction costs, and should not include the added interest expense incurred as a result of the mitigation, see A1004302-03, 4428-29, 4434-35, the trial court awarded both transaction costs and added interest expense. A0000066 (award of full $4,884,283 sought). And, indeed, the Government endorses that ruling in this Court. USBr49 (award "should be" $4.9 million). Moreover, in a pointed rejection of Professor Miller's theory that the only value of the leverage capacity created by the Capital

Plan was to avoid the transaction costs that would be incurred to add more capital to Bank United, see A1004215-17, 4372-74, 4433-38, the trial court found that the "value of leverage" arises from "the potential for profits" from added borrowing and investing. A0000056 n.11 (emphasis in original).22
         Accordingly, this case comes to the Court in a far different posture from California Federal Bank, FSB v. United States, 43 Fed. Cl. 445 (1999), aff'd in part, vacated in part, 245 F.3d 1342 (Fed. Cir. 2001), cert. denied, 122 S. Ct. 920 (2002) ("CalFed"). In CalFed, the trial court weighed conflicting expert testimony on the cost of replacing supervisory goodwill, found the plaintiff's expert not "credible," and explicitly adopted Professor Miller's transaction-cost theory. 43 Fed. Cl. at 461. This Court found "no clear error" in the trial court's "factual finding," noting the trial court's concern that the plaintiff's expert had opined that the cost of replacing $390 million of goodwill was nearly a billion dollars, based in part on the cost of repurchasing all of the thrift's outstanding stock. 245 F.3d at 1350. The Government's attempts to portray this case as a cookie-cutter replica of CalFed (USBr43-44, 49-50, 63) are unfounded.

------------------
22 Relying on the same theory, the Government argued below (A1005197) and argues again here (USBr42) that the foreseeable damages from the Government's breach were at most "the transaction costs necessary to transfer additional capital to the thrift," not lost profits. The trial court also rejected that application of the transaction-cost theory. A0000055 ("lost profits from the FIRREA impacts were foreseeable as a general matter").

         This case, unlike CalFed, squarely presents the legal question whether an award limited to transaction costs complies with the law of this Circuit on expectancy damages. It does not. BUBr35. That the recipient of substitute capital obtains something equal in value to the costs incurred, USBr44, 63-64, A1004280-81 (Miller), is beside the point. Adding substitute capital to Bank United restored leverage capacity that, absent the Government's breach, Bank United would have enjoyed at no added cost. It is immaterial that the added capital was fairly priced, because without the breach no added price would have had to be incurred to obtain the benefit of the bargain. In short, the cost of obtaining a substitute for a breached promise is the price paid for the substitute, plus incidental transaction costs.
         For example, when a buyer pays a seller $100 for a shipment of widgets, the seller fails to perform, the buyer spends $3 finding a substitute seller and pays the market price of $105 for a substitute shipment, the buyer's mitigation costs (or cover damages) are $108, not $3. The fact that the buyer received $105 worth of substitute widgets for the $105 paid is immaterial, just as it is immaterial that a plaintiff receives $105 worth of substitute capital for $105 worth of dividend payments if that is the market price.23 The damage lies in paying for the same

------------------

23 Professor Myers' textbook, which the Government cites in support of its transaction-cost argument (USBr44) (and which this Court cited in Energy Capital, 302 F.3d at 1333), simply makes the point that, given efficient capital markets, financial transactions normally take place at market prices, so that the amount paid for capital equals the value received.

thing twice, not only in the expenditures necessary to effect a substitute transaction. (Of course if the buyer had not paid the defaulting seller in advance, $100 would be deducted from the buyer's damages to reflect a cost saved because of the breach. See RESTATEMENT (SECOND) OF CONTRACTS ss. 347(c) (1981). Here, the breach did not relieve Plaintiffs of any payment obligation to the Government.)

        The Government received the full benefit of Plaintiffs' performance, and Plaintiffs should be compensated for the significant shortfall in the Government's performance.

III.    THE TRIAL COURT INCORRECTLY DENIED LOST PROFITS.

        A. BANK UNITED WOULD HAVE GROWN MORE ABSENT THE BREACH.

           1. The Government's rhetoric on business plans (USBr30-33) misses the point. Plaintiffs do not allege they had "a secret plan" (USBr31) about what to do in the absence of a breach. Rather, in the circumstances here (a no-due-diligence de novo acquisition followed within weeks by a threatened breach), Plaintiffs never had an opportunity to develop an informed plan of action unaffected by the breach, the type of plan that might reliably indicate Plaintiffs' intentions "had the contract been performed." The need for adequate time to develop an informed plan was acknowledged in the acquisition agreements, which did not require a formal three-year business plan until 180 days after the acquisition (A4000712-13, A4001620-21), by which time the Government's breach had been looming for months. A1001153-54 (Shay), A1001931-37 (S. Ranieri). Therefore, the business plans from which the trial court inferred Plaintiffs' purported intentions absent the breach do not provide a plausible basis for the court's findings. BUBr48-49. This is not an issue of credibility,24 and Plaintiffs do not seek a re-weighing of the evidence (USBr29).
        2. In terms of general strategy as opposed to specific plans, the Government's assertion that pursuing added wholesale growth absent the breach would reflect "a very different strategy" (USBr42) from the one Plaintiffs outlined at the time of the acquisition is demonstrably wrong. Plaintiffs always made clear that their core retail strategy would be "supplemented by wholesale purchases." A0000059-60. There is nothing "aggressive" (USBr26, 30, 39, 41) about the supplemental wholesale purchases Plaintiffs would have pursued absent the breach; indeed, the trial court found that "expanding wholesale activities would have been a natural way to take advantage of the three-year window of opportunity provided by the Capital Plan." A0000053.

-------------------
24 The problem with the court's business plan findings arises from the court's failure to acknowledge the circumstances in which the plans were prepared, not faulty credibility determinations. Indeed, unlike the situation in Central States v. Neiman, 285 F.3d 587, 595 (7th Cir. 2002) (USBr29), the trial court made no express finding that Plaintiffs' witnesses lacked credibility on this point. In fact, the trial court made several favorable findings based on the testimony of the same witnesses (A0000053-54), and specifically found the testimony of one of Plaintiffs' key witnesses (Scott Shay) "credible" on the question of capital raising (A0000062).

        3. Argus, Inc. v. Eastman Kodak Co., 801 F.2d 38, 42 (2d Cir. 1986) (USBr28-29), is inapplicable here, because Plaintiffs did note the "wound"
inflicted by the Government's breach when it was threatened in 1989, spending almost $1,000,000 to lobby against FIRREA. A1001872-76 (S. Ranieri); A2000280-82.

        4. Regarding the trial court's findings based on documents referring to underleverage, Plaintiffs do not rely on trial testimony "that the documents did not really mean what they said." USBr33. Instead, Plaintiffs have shown that the court's findings are not supported by what the documents say. BUBr49-51. The Government's brief re-enacts the court's error by asserting, without evidentiary support, that the documents' occasional references show a "chronic problem" that "persisted" even in the 30 out of 36 months in 1990-1992 when Bank United's management expressed no concern about underleverage. USBr35, 36.25

-------------------
25 The Government launches an unfounded attack on Plaintiffs' proof that Bank United's capital cushion was in line with industry averages (BUBr21, 51) and thus the bank could not have been chronically underleveraged. USBr37 n.8. The capital cushion exhibit of one of Plaintiffs' experts (A2000185) was not shown to be false or even inaccurate. A1002231-32, 2336-42 (Ford). In any event, contrary to the Government's claim that the exhibit was Plaintiffs' "only" evidence on this point, Plaintiffs sponsored another capital cushion exhibit, based on the Government's experts' data, that showed the same thing. A2000229; A1002768-71 (Myers).

        5. It is immaterial that Plaintiffs pursued the opportunities they found profitable in the post-breach environment. USBr9, 17. The question is whether Plaintiffs would have sought out more opportunities if they had had the promised additional leverage capacity. Their decision not to seek more opportunities after the breach had reduced the bank's leverage capacity does not "contradict[]" (USBr37) their testimony that they would have done so if the promised leverage capacity had been provided, because, as the trial court found, the additional leverage capacity available but for the breach would have created the potential for added profits. A0000056 n.11; BUBr52-53. It is also illogical to contend (USBr11, 13-14, 28-29) that because Plaintiffs did not add capital to pursue added wholesale growth after the breach, Plaintiffs would not have pursued such growth absent the breach, which would not have required the addition of costly new capital. BUBr53 n.8.

        B. PLAINTIFFS' LOST PROFITS EVIDENCE MET THIS COURT'S TESTS.

        1. As the Government conceded at trial (A1005180), foreseeability is an objective, not subjective, standard, so the trial testimony of the Government's witnesses on foreseeability (USBr41-42) is not probative. The court properly rejected the Government's argument (USBr42) that at most added transaction costs, not lost profits, were foreseeable. See nn.8&22 supra.

        2. In light of the trial court's cursory finding on reasonable certainty, there is no way to know if any of the disputed arguments the
Government cites against Plaintiffs' evidence (USBr39-40) were accepted. Plaintiffs' compliance with the reasonable certainty test is demonstrated by their meticulous reliance on actual data from Bank United's post-breach operations, which the trial court acknowledged. A0000052-54; BUBr54-56. The Government's claim that Plaintiffs rely "entirely" on the trial court's findings that the models were "ultra-detailed" and "voluminous" (USBr40) is baseless.

        3. The Government largely ignores Plaintiffs' lost profits model based solely on the subdebt breach. A0000054. Indeed, the Government brushes the model aside by asserting incorrectly that "[o]nly the alleged breach of the capital forbearance is at issue here" (USBr11-12) and implying that the subdebt exchange in 1990 fully mitigated the subdebt breach (USBr9, 20 n.5). In fact, the subdebt model does not depend on interpretation of the Capital Plan forbearance (the model assumes no Capital Plan),26 and Plaintiffs were surely harmed during the period after the breach and before the subdebt mitigation. The subdebt lost profits model is uncomplicated and does not rely on the so-called "blizzard of computer spreadsheets" (USBr40) the Government finds objectionable. Instead,

------------------
26 The Government's commitment to treat the subdebt as regulatory capital is set forth in the resolutions approving the acquisition (A4000739-40), not in the Capital Plan forbearance.

the model simply projects that Bank United would have earned its actual historical rate of return on the regulatory capital that the subdebt would have provided during the period before the mitigation (and on the added retained earnings thereafter). A0000054; A1003405-08 (Myers); A2000283.27

        C. PLAINTIFFS DID NOT FAIL A DUTY TO MITIGATE THEIR LOST PROFITS.

        1. Plaintiffs do not argue that they "should be required to mitigate to pursue retail opportunities" (USBr26), only that they did so. In any event, the Government is wrong in arguing (USBr28) that mitigating to pursue long-term retail growth creates a duty to undertake the quite different cost-benefit trade-off of adding costly capital to pursue a wholesale strategy designed to make efficient use of existing leverage capacity. BUBr57-58.

        2. Contrary to the Government's argument (USBr27), Plaintiffs obviously do dispute that adding capital to mitigate the Government's breach entailed only "minimum cost." See pp. 9-23 supra.

------------------
27 In their opening brief, Plaintiffs mistakenly stated that an award of lost profits for the subdebt breach could not be added to a recovery of Plaintiffs' costs of mitigation. BUBr61. Because there would be no overlap between those two recoveries, an award of both would not be inconsistent. Also, Plaintiffs' opening brief did not note that the award of the $3,942,500 in preferred stock costs may not be combined with an award of three-breach lost profits ($553,291,000) or the cost of substitute capital ($117,227,000).

IV. PLAINTIFFS' COST-OF-SUBSTITUTE-CAPITAL MODEL IS VALID.

        1. The Government's chief objection to Plaintiffs' cost-of-substitute-capital model (USBr43-44) rests on its flawed transaction-cost theory. See pp. 20-23 supra.28

2. Plaintiffs' actual "piecemeal" capital additions after the breach supported the actual growth Bank United achieved within the confines imposed by the FIRREA breach. Mitigating to achieve the additional profitable growth that Bank United would have pursued absent the breach would have required more capital, added at the time of the breach. It is thus beside the point that the piecemeal additions "replaced all leverage capacity" that Plaintiffs actually used after the breach (USBr45); the purpose of the model was to measure the cost of the capital needed to replace all the leverage capacity promised (and taken away by the breach) that would have supported the substantial additional growth Bank United would have achieved absent the breach. BUBr59-60.

---------------
28 The Government's attempt to distinguish the interest cost of a home mortgage (which typically exceeds the amount of capital borrowed) is unavailing. USBr44
n.9. Adding capital to a thrift involves the same "stream of use" of the capital as the Government notes in a home mortgage. Moreover, both types of capital transactions reflect the "time value of money," as well as compensation for risk. See Energy Capital, 302 F.3d at 1333.

                                   CONCLUSION

         This Court should affirm the trial court's award of $8,826,783 and reverse and remand the remainder of the court's decision on damages. BUBr60-61;
n.27 supra.

                                                       Respectively submitted,


                                                       -------------------------
OF COUNSEL                                             Walter B. Stuart
John D. Taurman                                        VINSON & ELKINS L.L.P.
VINSON & ELKINS L.L.P.                                 1001 Fannin, Suite 2300
1455 Pennsylvania Avenue, N.W.                         Houston, Texas  77002
Suite 600                                              (713) 758-1086
Washington, DC  20004
(202) 639-6650
                                                       COUNSEL OF RECORD FOR
                                                       APPELLANTS
David T. Hedges, Jr.
Michael C. Holmes
VINSON & ELKINS L.L.P.
1001 Fannin, Suite 2300
Houston, Texas  77002-6760
(713) 758-2676


November 12, 2002

                             CERTIFICATE OF SERVICE
                             ----------------------

         I hereby certify that on this 12th day of November 2002, I caused a copy of Appellants' Reply Brief to be served by hand delivery upon:

         John J. Hoffman, Esq.
         Commercial Litigation Branch
         Civil Division
         Department of Justice
         Attn:  Classification Unit, 8th Floor
         1100 L Street, N.W.
         Washington, D.C.  20530


                                                     ---------------------------
                                                     Attorney for Appellants


                            CERTIFICATE OF COMPLIANCE
                            -------------------------

         Pursuant to Rule 32(a)(7)(B) of the Federal Rules of Appellate Procedure, I certify that this brief contains ____ words as calculated by the word processing system used to prepare this brief.


                                                     ---------------------------
                                                     Attorney for Appellants